Exhibit 99.1


                                                         Citizens Communications
                                                         3 High Ridge Park
                                                         Stamford, CT 06905
                                                         203.614.5600
                                                         Web site: www.czn.net

Contact:
Brigid Smith
203.614.5042
bsmith@czn.com


          Citizens Communications Reports 2006 Fourth-Quarter Results;
                       Announces New Stock Buyback Program

Stamford, Conn., February 27, 2007 -- Citizens Communications (NYSE:CZN) today reported fourth quarter 2006 revenues of $504.4 million, operating income of $157.0 million, and net income of $63.9 million.

Fourth quarter 2006 revenue was $504.4 million, as compared to $517.4 million in the fourth quarter of 2005. We experienced 13.5 percent growth in data and internet services revenue in the fourth quarter of 2006, compared to the fourth quarter of 2005. Revenues were lower in the fourth quarter of 2006 as compared to 2005 due to declines in access service revenues (which include subsidy payments we receive from federal and state agencies) and local, long distance and equipment sales. The fourth quarter of 2005 included approximately $10.0 million of subsidy revenue recorded during that quarter in access service revenues, arising from a missed filing deadline with the Universal Service Fund
(USF) in the third quarter of 2005.

Other operating expenses for the fourth quarter of 2006 decreased by approximately $7.9 million or 4.3 percent, as compared to the fourth quarter of 2005 primarily driven by reductions in employees and improved expense control in benefit costs.

Depreciation and amortization expense for the fourth quarter of 2006 decreased $6.8 million or 5.4 percent as compared to the fourth quarter of 2005. The decrease is primarily due to a declining net asset base.

The company added approximately 19,700 high-speed internet customers during the quarter and had more than 393,000 high-speed data subscribers at December 31, 2006. The number of the company's high-speed internet subscribers has increased by more than 75,000 or 23.6 percent since the beginning of 2006.

Operating income for the fourth quarter of 2006 was $157.0 million and operating income margin was 31.1 percent, compared to $165.3 million and 31.9 percent in the fourth quarter of 2005. Capital expenditures were $105.5 million for the fourth quarter of 2006 and $268.8 million for the year.

Free cash flow for the fourth quarter was $91.7 million and $539.6 million for the full year. The company's dividend represents a payout of 60 percent of free cash flow for the year.


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


"We delivered a strong fourth quarter capping a year of solid results for 2006. Product revenue growth coupled with disciplined expense control generated a 54.5% operating cash flow margin for the quarter and a 55.3% operating cash flow margin for the year," said Maggie Wilderotter, Chairman and CEO of Citizens. "Our innovative Q4 promotions drove penetration levels for all voice, data and video product bundles."

The company's Board of Directors has authorized a new share repurchase program. Under the new program, up to $250 million of common stock may be repurchased over the next 12 months. The new stock repurchase program could result in the repurchase of up to 5 percent of the company's common stock.

The Company expects to spend between $270 million and $280 million in capital expenditures in 2007. Our free cash flow for 2007 is estimated to be between $425 million and $450 million. Both of these 2007 estimates exclude the impact of the pending acquisition of Commonwealth Telephone Enterprises.

The company's next regular quarterly cash dividend of $0.25 per share will be paid on March 30, 2007 to shareholders of record on March 9, 2007. The company expects that dividends paid to stockholders in 2007 will be treated as dividends for federal income tax purposes. Shareholders are encouraged to consult with their tax advisors.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow. A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions, and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions' measure performance and report to management based upon these measures. In addition, the company believes that free cash flow and operating cash flow, as the company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.


                                    --MORE --

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.



About Citizens Communications
More information about Citizens can be found at www.czn.net.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: our ability to complete the acquisition of Commonwealth Telephone Enterprises, Inc., to successfully integrate their operations and to realize the synergies from the acquisition; our ability to refinance the bridge loan that will be used to finance the cash portion of the merger consideration with long-term debt; our ability to effectively manage our operations, costs and capital spending; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced services; our ability to comply with federal and state regulations; changes in the number of our revenue generating units; general and local economic and employment conditions; the effects of ongoing changes in the regulation of the communications industry; overall changes in the telecommunications market; and greater than anticipated competition from wireless or wireline carriers. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.




                                       ###




TABLES TO FOLLOW

                        Citizens Communications Company
                        Consolidated Financial Data (1)
                                  (unaudited)

                                                         For the quarter ended                   For the year ended
                                                             December 31,                            December 31,
                                                       --------------------------     %       --------------------------       %
(Amounts in thousands - except per-share amounts)         2006          2005       Change        2006           2005        Change
                                                       ------------------------------------   ------------------------------------

Income Statement Data
  Revenue                                               $ 504,396      $ 517,363       -3%     $2,025,367    $2,017,041         0%
  Cost of services (exclusive of depreciation and
    amortization)                                          49,836         40,224       24%        171,247       156,822         9%
  Other operating expenses                                177,284        185,154       -4%        722,803       742,620        -3%
  Stock based compensation                                  2,380          1,994       19%         10,340         8,427        23%
  Depreciation and amortization                           117,923        124,705       -5%        476,487       520,204        -8%
  Operating income                                        156,973        165,286       -5%        644,490       588,968         9%
  Investment and other income (loss), net                  14,070          2,419      482%         82,443        12,979       535%
  Interest expense (includes interest on convertible
    debt)                                                  83,526         85,726       -3%        336,446       338,735        -1%
  Income tax expense                                       23,576         10,215      131%        136,479        75,270        81%
Income (loss) from discontinued operations, net of
    tax(2)                                                    (30)         5,017     -101%         90,547        14,433       527%
Net income attributable to common shareholders             63,911         76,781      -17%        344,555       202,375        70%

Weighted average shares outstanding                       320,774        331,180       -3%        322,641       337,065        -4%

Basic net income per share attributable to common
  shareholders (3)                                      $    0.20      $    0.23      -13%     $     1.07    $     0.60        78%

Other Financial Data
Capital expenditures                                    $ 105,450      $  93,081       13%     $  268,806    $  259,448         4%
Free cash flow (4)                                         91,679        115,719      -21%        539,612       527,971         2%
Dividends paid                                             80,556         83,037       -3%        323,671       338,364        -4%
Dividends payout ratio (5)                                    88%            72%       22%            60%           64%        -6%


(1) In February 2006, we entered into a definitive agreement to sell Electric Lightwave, LLC (ELI), our competitive local exchange carrier business. ELI was sold on July 31, 2006. Additionally, our conferencing business was sold on March 15, 2005. Prior periods have been restated to present ELI and our conferencing business as discontinued operations and to reflect the consolidation of Mohave Cellular Limited Partnership in accordance with EITF No. 04-5.
(2) For the year ended December 31, 2006, income from discontinued operations includes ELI's after-tax gain of approximately $71.6 million.
(3)  Calculated based on weighted average shares outstanding.
(4) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.
(5)  Represents dividends paid divided by free cash flow.


                         Citizens Communications Company
                        Financial and Operating Data (1)
                                   (unaudited)

                                                        For the quarter ended                      For the year ended
                                                             December 31,                             December 31,
                                                      ---------------------------     %         --------------------------      %
(Amounts in thousands, except operating data)            2006            2005       Change         2006           2005       Change
                                                      --------------------------------------    ------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Local services                                    $  199,729     $  205,405        -3%     $  809,584     $  829,685      -2%
     Data and internet services (3)                       111,378         98,127        14%        424,209        365,613      16%
     Access services (2) (3)                              107,147        118,123        -9%        427,959        431,339      -1%
     Long distance services                                36,493         40,406       -10%        153,272        169,496     -10%
     Directory services                                    28,423         28,225         1%        114,138        113,092       1%
     Other                                                 21,226         27,077       -22%         96,205        107,816     -11%
Total revenue                                             504,396        517,363        -3%      2,025,367      2,017,041       0%

Expenses
     Network access expense                                49,836         40,224        24%        171,247        156,822       9%
     Other operating expenses                             177,284        185,154        -4%        722,803        742,620      -3%
     Stock based compensation                               2,380          1,994        19%         10,340          8,427      23%
     Depreciation and amortization                        117,923        124,705        -5%        476,487        520,204      -8%
Total expenses                                            347,423        352,077        -1%      1,380,877      1,428,073      -3%

Operating Income                                       $  156,973     $  165,286        -5%     $  644,490     $  588,968       9%

Other Financial and Operating Data
     Access lines (4)                                   2,126,574      2,237,539        -5%      2,126,574      2,237,539      -5%
     High-speed internet subscribers (4)                  393,184        318,096        24%        393,184        318,096      24%
     Switched access minutes of use (in millions)           2,434          2,705       -10%         10,227         11,225      -9%
     Average monthly revenue per average access
      line (4)                                         $    78.49     $    76.61         2%     $    77.25     $    73.40       5%

(1)  See footnote (1) on the first page.
(2)  For  the  quarter  ended  December  31,  2005,   access  services  included
     approximately  $10.0 million of USF subsidy revenue received in that period due to a late filing.
(3)  See attached schedule for reconciliation of the revenue reclassification of special access revenue from Access services to Data and internet services.
(4)  Prior  year  data  has  been   restated   to  conform  to  current   period
     presentation.


                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)

                                                            December 31, 2006      December 31, 2005
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $ 1,041,106           $   263,749
    Accounts receivable and other current assets                        231,887               243,270
    Assets of discontinued operations                                         -               162,716
                                                           ---------------------  --------------------
      Total current assets                                            1,272,993               669,735

Property, plant and equipment, net                                    2,983,504             3,058,312

Other long-term assets                                                2,534,708             2,699,520
                                                           ---------------------  --------------------
           Total assets                                             $ 6,791,205           $ 6,427,567
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                              $    39,271           $   227,693
    Accounts payable and other current liabilities                      386,372               367,800
    Liabilities of discontinued operations                                    -                46,266
                                                           ---------------------  --------------------
      Total current liabilities                                         425,643               641,759

Deferred income taxes and other liabilities                             846,775               748,869
Long-term debt                                                        4,460,755             3,995,130
Stockholders' equity                                                  1,058,032             1,041,809
                                                           ---------------------  --------------------
           Total liabilities and equity                             $ 6,791,205           $ 6,427,567
                                                           =====================  ====================


(1) See footnote (1) on the first page.


                         Citizens Communications Company
                    Condensed Consolidated Cash Flow Data (1)
                                   (unaudited)

(Amounts in thousands)
                                                                         For the year ended December 31,
                                                                      ---------------------------------------
                                                                            2006                 2005
                                                                      -----------------    ------------------

Cash flows provided by (used in) operating activities:
Net income                                                                 $   344,555             $ 202,375
     Deduct: Gain on sale of discontinued operations                           (71,635)               (1,167)
             Income from discontinued operations                               (18,912)              (13,266)
Adjustments to reconcile income to net cash provided
   by operating activities:
     Depreciation and amortization expense                                     476,487               520,204
     Gain on expiration/settlement of customer advances                         (3,539)                 (681)
     Loss on debt exchange                                                       2,420                 3,175
     Stock based compensation                                                   10,340                 8,427
     Other                                                                      89,467               100,101
                                                                      -----------------    ------------------
Net cash provided by continuing operating activities                           829,183               819,168

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses                          -                24,195
     Proceeds from sale of discontinued operations                             255,305                43,565
     Securities sold                                                                 -                 1,112
     Capital expenditures                                                     (268,806)             (259,448)
     Other assets (purchased) distributions received, net                       67,050                  (139)
                                                                      -----------------    ------------------
Net cash provided (used) by investing activities                                53,549              (190,715)

Cash flows from financing activities:
     Long-term debt borrowings                                                 550,000                     -
     Debt issuance costs                                                        (6,948)                    -
     Long-term debt payments                                                  (227,693)               (6,299)
     Issuance of common stock                                                   27,200                47,550
     Dividends paid                                                           (323,671)             (338,364)
     Shares repurchased                                                       (135,239)             (250,000)
     Other                                                                        (264)               (1,662)
                                                                       -----------------    ------------------
Net cash used by financing activities                                         (116,615)             (548,775)

Cash flows of discontinued operations:
     Operating activities                                                       17,833                27,500
     Investing activities                                                       (6,593)              (11,388)
     Financing activities                                                            -                  (134)
                                                                      -----------------    ------------------
Net cash provided by
  discontinued operations                                                       11,240                15,978

Increase in cash and cash equivalents                                          777,357                95,656
Cash and cash equivalents at January 1,                                        263,749               168,093
                                                                      -----------------    ------------------

Cash and cash equivalents at December 31,                                  $ 1,041,106             $ 263,749
                                                                      =================    ==================

Cash paid during the period for:
     Interest                                                              $   332,204             $ 318,638
     Income taxes                                                          $     5,365             $   4,711

(1)  See footnote (1) on the first page.


                                                                                                               Schedule A

     Reconciliation of Non-GAAP Financial Measures (1)

                                                         For the quarter ended December 31,        For the year ended December 31,
                                                   ----------------------------------------   --------------------------------------
     (Amounts in thousands)                               2006                2005               2006                   2005
                                                   -----------------  ---------------------   -------------------  -----------------

     Net Income to Free Cash Flow;
     -----------------------------
        Net Cash Provided by Operating Activities
        -----------------------------------------
     Net income                                           $  63,911           $  76,781          $ 344,555               $ 202,375

      Add back:
         Depreciation and amortization                      117,923             124,705            476,487                 520,204

         Income tax expense                                  23,576              10,215            136,479                  75,270

         Stock based compensation                             2,380               1,994             10,340                   8,427

     Subtract:
         Cash paid (refunded) for income taxes               (2,965)              2,476              5,365                   4,711

         Investment and other income (loss), net             14,070               2,419             82,443                  12,979

         Capital expenditures                               105,450              93,081            268,806                 259,448

         Gain (loss) on sale of discontinued
           operations                                          (444)                  -             71,635                   1,167

                                                   -----------------  ---------------------   ------------------  ------------------
     Free cash flow                                          91,679             115,719            539,612                 527,971

      Add back:
         Deferred income taxes                               28,138              45,535            132,031                 100,636

         Noncash (gains)/losses, net                          2,057               9,690               (948)                 20,282

         Investment and other income (loss), net             14,070               2,419             21,015                  12,979

         Cash paid (refunded) for income taxes               (2,965)              2,476              5,365                   4,711

         Capital expenditures                               105,450              93,081            268,806                 259,448

     Subtract:
         Changes in current assets and liabilities          (42,912)             20,820            (10,121)                 23,162

         Income tax expense                                  23,576              10,215            136,479                  75,270

         Stock based compensation                             2,380               1,994             10,340                   8,427


                                                   -----------------  ---------------------   ------------------  ------------------
     Net cash provided by operating activities            $ 255,385           $ 235,891          $ 829,183               $ 819,168
                                                   =================  =====================   ==================  ==================

(1)  See footnote (1) on the first page.

                                                                                                                 Schedule B

     Reconciliation of Non-GAAP Financial Measures (1)

                                                      For the quarter ended December 31,       For the year ended December 31,
                                                   -------------------------------------    ---------------------------------------
     (Amounts in thousands)                              2006                2005                 2006                2005
                                                   -----------------  ------------------    ------------------  -------------------

     Operating Cash Flow and
     -----------------------
        Operating Cash Flow Margin
        --------------------------
     Operating Income                                     $ 156,973           $ 165,286           $   644,490          $   588,968

      Add back:
         Depreciation and amortization                      117,923             124,705               476,487              520,204
                                                   -----------------  ------------------    ------------------  -------------------

     Operating cash flow                                  $ 274,896           $ 289,991           $ 1,120,977          $ 1,109,172
                                                   =================  ==================    ==================  ===================


     Revenue(2)                                           $ 504,396           $ 517,363           $ 2,025,367          $ 2,017,041
                                                   =================  ==================    ==================  ===================


     Operating income margin
        (Operating income divided by revenue)                 31.1%               31.9%                 31.8%                29.2%
                                                   =================  ==================    ==================  ===================

     Operating cash flow margin
        (Operating cash flow divided by revenue)              54.5%               56.1%                 55.3%                55.0%
                                                   =================  ==================    ==================  ===================


     (1)  See footnote (1) on the first page.
     (2)  For  the  quarter   ended    December   31,  2005,  revenue   included
          approximately $10.0 million of USF subsidy revenue received in that period due to a late filing.

                                                                                                                   Schedule C

Revenue Reclassification

During the fourth quarter of 2006,  the Company  changed its  classification  of certain revenues.  Previously,  non-switched or special access revenue (which is primarily comprised of DS-1s and DS-3s), was classified in Access Revenues.  The
Company has  determined  that this revenue is more  appropriately  classified in
Data and Internet Services. Giving effect to this change, Access Revenues is now
comprised  of  switched   access  and  subsidies.   Prior  year  data  has  been
reclassified and is presented below for comparative purposes.


                                                                             For the quarter ended
                                               ------------------------------------------------------------------------------------
     2006                                       March 31,        June 30,         September 30,      December 31,        Total Year
     ----                                      --------------  ---------------  ------------------  ---------------  --------------


     Access Services:
        As previously reported                     $ 160,968        $ 153,581           $ 154,838
        Reclassification of special access
          to data and internet services              (49,731)         (48,971)            (49,873)
                                               --------------  ---------------  ------------------
        As currently reported                      $ 111,237        $ 104,610           $ 104,965        $ 107,147       $ 427,959
                                               ==============  ===============  ==================  ===============  ==============

     Data and Internet Services:
        As previously reported                     $  50,358        $  54,488           $  59,410
        Reclassification of special access
          from access services                        49,731           48,971              49,873
                                               --------------  ---------------  ------------------
        As currently reported                      $ 100,089        $ 103,459           $ 109,283        $ 111,378       $ 424,209
                                               ==============  ===============  ==================  ===============  ==============

     2005
     ----

     Access Services:
        As previously reported                     $ 156,824        $ 151,654           $ 145,417        $ 168,031       $ 621,926
        Reclassification of special access
          to data and internet services              (45,948)         (47,612)            (47,119)         (49,908)       (190,587)
                                               --------------  ---------------  ------------------  ---------------  --------------
        As currently reported                      $ 110,876        $ 104,042           $  98,298        $ 118,123       $ 431,339
                                               ==============  ===============  ==================  ===============  ==============

     Data and Internet Services:
        As previously reported                     $  38,609        $  42,392           $  45,806        $  48,219       $ 175,026
        Reclassification of special access
          from access services                        45,948           47,612              47,119           49,908         190,587
                                               --------------  ---------------  ------------------  ---------------  --------------
        As currently reported                      $  84,557        $  90,004           $  92,925        $  98,127       $ 365,613
                                               ==============  ===============  ==================  ===============  ==============

                                                                                            Schedule D

                         Citizens Communications Company
                                Operating Metrics


In the fourth quarter of 2006 the Company revised its reporting of certain operating metrics to be consistent with those used by management to run the business. Prior year data being reported is consistent with that used by management internally on a daily basis and is presented below for comparative purposes.


                                      2004                                     2005
                                   ------------     ----------------------------------------------------------
                                   December 31,      March 31,      June 30,    September 30,    December 31,
                                   ------------     -----------  ------------  --------------    -------------
Access Lines
------------
     Previously disclosed            2,320,772       2,298,510     2,275,465       2,245,088        2,218,570
     Revised                         2,336,423       2,316,535     2,295,267       2,265,247        2,237,539
                                   ------------     -----------  ------------  --------------    -------------
        Change                          15,651          18,025        19,802          20,159           18,969
                                   ============     ===========  ============  ==============    =============

High Speed Internet Customers
-----------------------------
     Previously disclosed              212,277         242,768       267,270         290,228          311,416
     Revised                           220,313         250,477       274,333         297,751          318,096
                                   ------------     -----------  ------------  --------------    -------------
        Change                           8,036           7,709         7,063           7,523            6,680
                                   ============     ===========  ============  ==============    =============



                                                              2006
                                   ---------------------------------------------------------
                                    March 31,    June 30,     September 30,    December 31,
                                   -----------  ------------  --------------  --------------
Access Lines
------------
     Previsouly disclosed           2,192,265     2,162,712       2,132,868
     Revised                        2,213,731     2,188,901       2,158,001       2,126,574
                                   -----------  ------------  --------------   =============
        Change                         21,466        26,189          25,133
                                   ===========  ============  ==============

High Speed Internet Customers
-----------------------------
     Previously disclosed             330,832       350,411         362,698
     Revised                          341,452       358,851         373,489         393,184
                                   -----------  ------------  --------------   =============
        Change                         10,620         8,440          10,791
                                   ===========  ============  ==============
